Exhibit 99

TARGET CORPORATION FOURTH QUARTER EARNINGS PER SHARE $0.81

FISCAL 2008 EPS $2.86

MINNEAPOLIS, February 24, 2009 — Target Corporation (NYSE:TGT) today reported net earnings of $609 million for the fourth quarter ended January 31, 2009, compared with $1,028 million in the fourth quarter ended February 2, 2008. Earnings per share in the fourth quarter decreased 34.4 percent to 81 cents from $1.23 in the same period a year ago. All earnings per share figures refer to diluted earnings per share.

 “Our financial results for both the fourth quarter and 2008 fiscal year reflect the impact of unprecedented economic conditions on both of our business segments,” said Gregg Steinhafel, chairman, president and chief executive officer. “In 2009, we are focused on continuing to grow our market share profitably - offering even more compelling prices on quality products in combination with a superior shopping experience. At the same time, we will continue to be thoughtful in our deployment of capital, ensuring that we preserve liquidity and make prudent investment decisions to create long-term shareholder value. We believe this will position Target to emerge as an even stronger retail leader when the consumer environment improves.”

Retail Segment Results

Sales declined 1.6 percent in the fourth quarter 2008 to $19.0 billion from $19.3 billion in 2007, due to a 5.9 percent decline in comparable store sales, partially offset by the contribution from new stores. Retail segment earnings before interest expense and income taxes (EBIT) were $1,251 million in the fourth quarter of 2008, down 22.9 percent from $1,622 million in 2007.

Fourth quarter gross margin rate decreased 1.4 percentage points, driven by increases in markdowns combined with the mix impact of faster sales growth in non-discretionary, lower margin-rate categories. The company reduced its fourth quarter selling, general and administrative (SG&A) expense by $27 million from fourth quarter 2007, even in light of the previously announced impact of the January 2009 workforce reduction, and the cost of operating 91 more stores by year-end 2008 compared with a year ago. The company’s success in controlling expenses has been driven by continued productivity gains in stores combined with disciplined and thoughtful control across the company.

For fiscal 2008, sales increased 2.3 percent to $62.9 billion from $61.5 billion in 2007, due to the contribution from new stores, partially offset by a 2.9 percent decline in comparable store sales. Full year retail segment EBIT declined 6.0 percent to $4.1 billion in 2008 from $4.3 billion in 2007.

Gross margin rate for fiscal 2008 decreased 0.4 percentage points, as the impact of sales mix was partially offset by rate improvements within categories. Selling, general and administrative (SG&A) expense rate for the fiscal year was flat to 2007, reflecting strong expense control throughout the year in the face of very soft sales trends.

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TARGET CORPORATION

Credit Card Segment Results

Average receivables in the fourth quarter increased 9.6 percent to $9.1 billion in 2008 from $8.3 billion in 2007. Average receivables directly funded by Target declined 36.2 percent in the fourth quarter to $3.6 billion from $5.6 billion in 2007, reflecting JPMorgan Chase’s investment in the receivables portfolio.

The credit card segment incurred a $135 million pre-tax loss in the quarter, compared with a $189 million profit in fourth quarter 2007. This loss was the result of a $245 million addition to the allowance for doubtful accounts in the quarter. Segment pre-tax return on invested capital was negative 15.0 percent in the fourth quarter 2008, compared with 13.4 percent in 2007.

Average receivables for fiscal 2008 increased 19.5 percent to $8.7 billion from $7.3 billion in 2007, as the company annualized the impact of strong receivables growth that occurred in the third quarter of 2007. Average receivables directly funded by Target in 2008 declined 14.2 percent to $4.2 billion from $4.9 billion in 2007.

Full year 2008 segment profit declined 80.5 percent to $155 million from $797 million in 2007. The company added $440 million to the allowance for doubtful accounts in 2008. Full year pre-tax return on the capital invested by Target in this segment was 3.7 percent in 2008, down from 16.3 percent in 2007.

Interest Expense and Taxes

Net interest expense for the quarter increased $34 million from fourth quarter 2007, and full-year interest expense increased $219 million over 2007. Increases in interest expense for both the quarter and the year reflect higher average debt balances supporting capital investment, share repurchase and the receivables portfolio, partially offset by lower average net interest rates. Over the past four quarters, the company has invested $3.5 billion in capital expenditures, repurchased shares valued at $3.4 billion and grown its gross accounts receivable by $0.5 billion.

The company’s annualized effective income tax rate for the fourth quarter was 35.4 percent in 2008, down from 38.3 percent in 2007, due to effective settlement of tax uncertainties during the quarter. For the full year, the effective income tax rate was 37.4, down from 38.4 percent in 2007.

Miscellaneous

Target Corporation will webcast its fourth quarter earnings conference call at 9:00am CST today.  Investors and the media are invited to listen to the call through the company’s website at www.target.com/investors (click on “events + presentations” and then “archives + webcasts”). A telephone replay of the call will be available beginning at approximately 11:30am CST today through the end of business on February 26, 2009. The replay number is (800) 642-1687 (passcode: 73954626).

Statements in this release regarding 2009 expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are current only as of the date they are made and are subject to risks and uncertainties which could cause the company’s actual results to differ materially.  The most important risks and uncertainties are described in Exhibit (99)A to the company’s third quarter 2008 Form 10-Q.

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TARGET CORPORATION

Target Corporation’s retail segment includes large general merchandise and food discount stores and Target.com, a fully integrated on-line business. In addition, the company operates a credit card segment that offers branded proprietary and Visa credit card products. The company currently operates 1,677 Target stores in 48 states.

Target Corporation news releases are available at www.target.com.

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(Tables Follow)

Contacts: John Hulbert (Investors)	Eric Hausman (Financial Media)
(612) 761-6627	(612) 761-2054

TARGET CORPORATION

Consolidated Statements of Operations

	Three Months Ended			Twelve Months Ended
	Jan. 31,	Feb. 2,			Jan. 31,	Feb. 2,
(millions, except per share data)	2009	2008	Change		2009	2008	Change
	(unaudited)	(unaudited)			(unaudited)
Sales	$19,023	$19,340	(1.6	) %	$62,884	$61,471	2.3%
Credit card revenues	537	532	0.9		2,064	1,896	8.9
Total revenues	19,560	19,872	(1.6)		64,948	63,367	2.5
Cost of sales	13,824	13,782	0.3		44,157	42,929	2.9
Selling, general and administrative expenses	3,519	3,546	(0.8)		12,954	12,670	2.2
Credit card expenses	586	263	122.5		1,609	837	92.3
Depreciation and amortization	474	435	8.8		1,826	1,659	10.0
Earnings before interest expense and income taxes	1,157	1,846	(37.3)		4,402	5,272	(16.5)
Interest expense, net
Nonrecourse debt collateralized by credit card receivables	41	35	15.8		167	133	25.7
Other interest expense	177	155	14.3		727	535	36.0
Interest income	(4)	(9)	(59.2)		(28)	(21)	37.4
Interest expense, net	214	181	18.7		866	647	33.8
Earnings before income taxes	943	1,665	(43.4)		3,536	4,625	(23.5)
Provision for income taxes	334	637	(47.6)		1,322	1,776	(25.6)
Net earnings	$609	$1,028	(40.7	) %	$2,214	$2,849	(22.3	) %
Basic earnings per share	$0.81	$1.24	(34.7	) %	$2.87	$3.37	(14.7	) %
Diluted earnings per share	$0.81	$1.23	(34.4	) %	$2.86	$3.33	(14.2	) %
Weighted average common shares outstanding
Basic	752.4	829.4			770.4	845.4
Diluted	754.1	834.3			773.6	850.8

Subject to reclassification

TARGET CORPORATION

Consolidated Statements of Financial Position

	Jan. 31,	Feb. 2,
(millions)	2009	2008
Assets	(unaudited)
Cash and cash equivalents	$864	$2,450
Credit card receivables, net of allowance of $1,010 and $570	8,084	8,054
Inventory	6,705	6,780
Other current assets	1,835	1,622
Total current assets	17,488	18,906
Property and equipment
Land	5,767	5,522
Buildings and improvements	20,430	18,329
Fixtures and equipment	4,270	3,858
Computer hardware and software	2,586	2,421
Construction-in-progress	1,763	1,852
Accumulated depreciation	(9,060)	(7,887)
Property and equipment, net	25,756	24,095
Other noncurrent assets	862	1,559
Total assets	$44,106	$44,560
Liabilities and shareholders’ investment
Accounts payable	$6,337	$6,721
Accrued and other current liabilities	2,913	3,097
Unsecured debt and other borrowings	1,262	1,464
Nonrecourse debt collateralized by credit card receivables	-	500
Total current liabilities	10,512	11,782
Unsecured debt and other borrowings	12,000	13,226
Nonrecourse debt collateralized by credit card receivables	5,490	1,900
Deferred income taxes	455	470
Other noncurrent liabilities	1,937	1,875
Total noncurrent liabilities	19,882	17,471
Shareholders’ investment
Common stock	63	68
Additional paid-in capital	2,762	2,656
Retained earnings	11,443	12,761
Accumulated other comprehensive loss	(556)	(178)
Total shareholders’ investment	13,712	15,307
Total liabilities and shareholders’ investment	$44,106	$44,560
Common shares outstanding	752.7	818.7

Subject to reclassification

TARGET CORPORATION

Consolidated Statements of Cash Flows

	Twelve Months Ended
	Jan. 31,	Feb. 2,
(millions)	2009	2008
Operating activities	(unaudited)
Net earnings	$2,214	$2,849
Reconciliation to cash flow
Depreciation and amortization	1,826	1,659
Share-based compensation expense	72	73
Deferred income taxes	91	(70)
Bad debt provision	1,251	481
Loss on disposal of property and equipment, net	33	28
Other non-cash items affecting earnings	222	52
Changes in operating accounts providing / (requiring) cash:
Accounts receivable originated at Target	(458)	(602)
Inventory	77	(525)
Other current assets	(224)	(139)
Other noncurrent assets	(76)	101
Accounts payable	(389)	111
Accrued and other current liabilities	(230)	62
Other noncurrent liabilities	(139)	124
Other	160	(79)
Cash flow provided by operations	4,430	4,125
Investing activities
Expenditures for property and equipment	(3,547)	(4,369)
Proceeds from disposal of property and equipment	39	95
Change in accounts receivable originated at third parties	(823)	(1,739)
Other investments	(42)	(182)
Cash flow required for investing activities	(4,373)	(6,195)
Financing activities
Additions to short-term notes payable	-	1,000
Reductions of short-term notes payable	(500)	(500)
Additions to long-term debt	3,557	7,617
Reductions of long-term debt	(1,455)	(1,326)
Dividends paid	(465)	(442)
Repurchase of stock	(2,815)	(2,477)
Premium paid on call options	-	(331)
Stock option exercises and related tax benefit	43	210
Other	(8)	(44)
Cash flow (required for) / provided by financing activities	(1,643)	3,707
Net (decrease) / increase in cash and cash equivalents	(1,586)	1,637
Cash and cash equivalents at beginning of period	2,450	813
Cash and cash equivalents at end of period	$864	$2,450

Subject to reclassification

TARGET CORPORATION

Retail Segment

Retail Segment Results	Three Months Ended					Twelve Months Ended
	Jan. 31	,	Feb. 2,			Jan. 31	,	Feb. 2,
(millions) (unaudited)	2009		2008	Chang	e	2009		2008	Chang	e
Sales	$19,023		$19,340	(1.6	) %	$62,884		$61,471	2.3%
Cost of sales	13,824		13,782	0.3		44,157		42,929	2.9
Gross margin	5,199		5,558	(6.5)		18,727		18,542	1.0
SG&A expenses (a)	3,478		3,505	(0.8)		12,838		12,557	2.2
EBITDA	1,721		2,053	(16.2)		5,889		5,985	(1.6)
Depreciation and amortization	470		431	9.0		1,808		1,643	10.1
EBIT	$1,251		$1,622	(22.9	) %	$4,081		$4,342	(6.0	) %

EBITDA is earnings before interest expense, income taxes, depreciation and amortization.

EBIT is earnings before interest expense and income taxes.

(a) New account and loyalty rewards redeemed by our guests reduce reported sales. Our Retail Segment charges these discounts to our Credit Card Segment, and the reimbursements of $41 million and $117 million for the three and twelve months ended January 31, 2009, respectively, and $41 million and $114 million for the three and twelve months ended February 2, 2008, respectively, are recorded as a reduction to SG&A expenses within the Retail Segment.

Retail Segment Rate Analysis	Three Months Ended		Twelve Months Ended
	Jan. 31,	Feb. 2,	Jan. 31,	Feb. 2,
(unaudited)	2009	2008	2009	2008
Gross margin rate	27.3%	28.7%	29.8%	30.2%
SG&A expense rate	18.3%	18.1%	20.4%	20.4%
EBITDA margin rate	9.0%	10.6%	9.4%	9.7%
Depreciation and amortization expense rate	2.5%	2.2%	2.9%	2.7%
EBIT margin rate	6.6%	8.4%	6.5%	7.1%

Comparable-Store Sales	Three Months Ended		Twelve Months Ended
	Jan. 31,	Feb. 2,	Jan. 31,	Feb. 2,
(unaudited)	2009	2008	2009	2008
Comparable-store sales	(5.9)%	0.2%	(2.9)%	3.0%

Comparable-store sales increases or decreases are calculated by comparing sales in current year periods with comparable, prior fiscal-year periods of equivalent length. The method of calculating comparable-store sales varies across the retail industry.

Number of Stores and Retail Square Feet	Number of Stores		Retail Square Feet (b)
	Jan. 31,	Feb. 2,	Jan. 31,	Feb. 2,
(unaudited)	2009	2008	2009	2008	Change
Target general merchandise stores	1,443	1,381	180,321	170,858	5.5%
SuperTarget stores	239	210	42,267	37,087	14.0%
Total	1,682	1,591	222,588	207,945	7.0%

(b)  In thousands; reflects total square feet, less office, distribution center and vacant space.

Subject to reclassification

TARGET CORPORATION

Credit Card Segment

Credit Card Segment Results	Three Months Ended		Three Months Ended			Twelve Months Ended			Twelve Months Ended
	Jan. 31, 2009		Feb. 2, 2008			Jan. 31, 2009			Feb. 2, 2008
	Amount	Annualized	Amount		Annualized	Amount		Annualized	Amount		Annualized
(millions) (unaudited)	(in millions )	Rate	(in millions	)	Rate	(in millions	)	Rate	(in millions	)	Rate
Finance charge revenue	$391	17.2%	$373		18.0%	$1,451		16.7%	$1,308		18.0%
Late fees and other revenue	110	4.8	112		5.4	461		5.3	422		5.8
Third party merchant fees	36	1.6	47		2.3	152		1.7	166		2.3
Total revenues	537	23.7	532		25.7	2,064		23.7	1,896		26.1
Bad debt expense	500	22.0	170		8.2	1,251		14.4	481		6.6
Operations and marketing expenses (a)	127	5.6	134		6.5	474		5.4	469		6.4
Depreciation and amortization	4	0.2	4		0.2	17		0.2	16		0.2
Total expenses	631	27.8	308		14.9	1,742		20.0	966		13.3
EBIT	(94)	(4.1)	224		10.8	322		3.7	930		12.8
Interest expense on nonrecourse debt collateralized by credit card receivables	41		35			167			133
Segment profitability	$(135)		$189			$155			$797
Average receivables funded by Target (b)	$3,593		$5,627			$4,192			$4,888
Segment pretax ROIC (c)	(15.0)%		13.4%			3.7%			16.3%

(a) New account and loyalty rewards redeemed by our guests reduce reported sales. Our Retail Segment charges these discounts to our Credit Card Segment, and the reimbursements of $41 million and $117 million for the three and twelve months ended January 31, 2009, respectively, and $41 million and $114 million for the three and twelve months ended February 2, 2008, respectively, are recorded as an increase to Operations and Marketing expenses within the Credit Card Segment.

(b) Amounts represent the portion of average credit card receivables funded by Target. These amounts exclude $5,484 million and $4,503 million for the three and twelve months ended January 31, 2009, respectively, and $2,658 million and $2,387 million for the three and twelve months ended February 2, 2008, respectively, of receivables funded by nonrecourse debt collateralized by credit card receivables.

(c) ROIC is return on invested capital, and this rate represents segment profitability divided by average receivables funded by Target, expressed as an annualized rate.

Spread Analysis - Total Portfolio	Three Months Ended			Three Months Ended				Twelve Months Ended				Twelve Months Ended
	Jan. 31, 2009			Feb. 2, 2008				Jan. 31, 2009				Feb. 2, 2008
	Yield			Yield				Yield				Yield
	Amount	Annualized		Amount		Annualized		Amount		Annualized		Amount	Annualized
(unaudited)	(in millions)	Rate		(in millions	)	Rate		(in millions	)	Rate		(in millions)	Rate
EBIT	$(94)	(4.1)%	(b)	$224		10.8%	(b)	$322		3.7%	(b)	$930	12.8%	(b)
LIBOR (a)		1.0%				4.5%				2.3%			5.1%
Spread to LIBOR (c)	$(116)	(5.1)%	(b)	$131		6.3%	(b)	$118		1.4%	(b)	$558	7.7%	(b)

(a) Balance-weighted average one-month LIBOR rate

(b) As a percentage of total average receivables

(c) Spread to LIBOR is a metric used to analyze the performance of our total credit card portfolio because the vast majority of our portfolio earns finance charge revenue at rates tied to the Prime Rate, and the interest rate on all nonrecourse debt securitized by credit card receivables is tied to LIBOR..

Receivables Rollforward Analysis	Three Months Ended			Twelve Months Ended
	Jan. 31,	Feb. 2,		Jan. 31,	Feb. 2,
(millions) (unaudited)	2009	2008	Change	2009	2008	Change
Beginning receivables	$8,764	$7,652	14.5%	$8,624	$6,711	28.5%
Charges at Target	1,284	1,437	(10.7)	4,207	4,491	(6.3)
Charges at third parties	2,054	2,692	(23.7)	8,542	9,398	(9.1)
Payments	(3,273)	(3,540)	(7.6)	(13,482)	(13,388)	0.7
Other	265	383	(30.8)	1,203	1,412	(14.8)
Period-end receivables	$9,094	$8,624	5.4%	$9,094	$8,624	5.4%
Average receivables	$9,077	$8,285	9.6%	$8,695	$7,275	19.5%
Accounts with three or more payments (60+ days) past due as a percentage of period-end receivables	6.1%	4.0%		6.1%	4.0%
Accounts with four or more payments (90+ days) past due as a percentage of period-end receivables	4.3%	2.7%		4.3%	2.7%

Allowance for Doubtful Accounts	Three Months Ended			Twelve Months Ended
	Jan. 31,	Feb. 2,		Jan. 31,	Feb. 2,
(millions) (unaudited)	2009	2008	Change	2009	2008	Change
Allowance at beginning of period	$765	$532	43.7%	$570	$517	10.4%
Bad debt provision	500	170	194.6	1,251	481	160.1
Net write-offs	(255)	(132)	93.6	(811)	(428)	89.8
Allowance at end of period	$1,010	$570	77.1%	$1,010	$570	77.1%
As a percentage of period-end receivables	11.1%	6.6%		11.1%	6.6%
Net write-offs as a percentage of average receivables (annualized)	11.2%	6.4%		9.3%	5.9%

Subject to reclassification